UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 27, 2011
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	0-20632	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of 5:00 p.m., New York City time, on January 25, 2011, First Banks, Inc. (the “Company”), the holder of 100% of the outstanding common stock of First Preferred Capital Trust IV (the “Trust”), had obtained the requisite consents from the holders of the 8.15% cumulative trust preferred securities of the Trust (the “Trust Preferred Securities”) (CUSIP No. 33610A209) approving amendments to: (a) the Indenture, dated April 1, 2003, relating to the 8.15% Subordinated Debentures due 2033 issued by the Company to the Trust (the “Indenture”); (b) the Amended and Restated Trust Agreement, dated April 1, 2003, relating to the Trust (the “Trust Agreement”); and (c) the Preferred Securities Guarantee, dated April 1, 2003 (the “Guarantee Agreement”). The consent solicitation terminated on January 26, 2011 after receipt by the Company and the Trustee of validly executed consents from the holders of a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities.

On January 26, 2011, the Company entered into the amendments that were approved in the consent solicitation, which consist of: (i) the First Supplemental Indenture, dated as of January 26, 2011 (the “Supplemental Indenture”), between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee; (ii) the First Amendment to the Trust Agreement, dated January 26, 2011 (the “Trust Amendment”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein; and (iii) the First Amendment to Preferred Securities Guarantee Agreement, dated as of January 26, 2011 (the “Guarantee Amendment”), between the Company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee.

The Supplemental Indenture amends Sections 4.3 and 5.6 of the Indenture, both of which set forth various restrictions on the Company’s activities during a Deferral Period (as defined in the Indenture), to: (i) allow the Company or a subsidiary or affiliate of the Company to issue its capital stock in exchange for or upon conversion of outstanding capital stock of the Company or any subsidiary or affiliate or for outstanding indebtedness of the Company ranking pari passu with or junior to the Debentures (as defined in the Indenture)(which would include any tranche of junior subordinated debentures relating to trust preferred securities) during a Deferral Period; (ii) permit the Company to exchange any of the Trust Preferred Securities that it beneficially owns for an equal principal amount of corresponding junior subordinated debentures and then cancel such indebtedness during a Deferral Period; and (iii) permit the Company to acquire less than all of any outstanding Debentures or any of the Trust Preferred Securities during a Deferral Period.

The Trust Amendment adds a new Section 8.20 to the Trust Agreement to direct the Property Trustee to cancel any Trust Preferred Securities held and surrendered to it by the Company, which would then permit the Trustee under the Indenture to cancel the corresponding indebtedness.

The Guarantee Amendment amends Section 6.1 of the Guarantee Agreement, which sets forth the same restrictions on the Company’s activities during a Deferral Period as are listed in Sections 4.3 and 5.6 of the Indenture, to conform to the amendments effected by the Supplemental Indenture.

The foregoing summary of the provisions of the Supplemental Indenture, the Trust Amendment and the Guarantee Amendment is qualified in its entirety by reference to the full text of the agreements, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and hereby incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of 5:00 p.m., New York City time, on January 25, 2011, the Company had received the requisite consents from the holders of the outstanding Trust Preferred Securities of the amendments effected by the Supplemental Indenture, Trust Amendment, and Guarantee Amendment pursuant to the consent solicitation, which was subsequently terminated on January 26, 2011. As previously disclosed, the amendments required validly executed consents from holders, or their duly designated proxies, of a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. As of October 12, 2010, the record date of the consent solicitation, there were 1,840,000 total Trust Preferred Securities outstanding and entitled to provide consent to the proposed amendments.

Holders of the Trust Preferred Securities voted on three proposals that were disclosed in the Consent Solicitation Statement, dated October 15, 2010, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed with the United States Securities and Exchange Commission on October 18, 2010. Proposal 1 authorized the amendments effected by the Supplemental Indenture, Proposal 2 authorized the amendments effected by the Trust Amendment, and Proposal 3 authorized the amendments effected by the Guarantee Amendment, as described above. The holders of a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities approved all three proposals. The results of the consent solicitation (exclusive of Trust Preferred Securities owned by the Company and its affiliates) were as follows:

	Proposal 1 (Indenture Amendments)	Proposal 2 (Trust Agreement Amendments)	Proposal 3 (Guarantee Agreement Amendments)

Approve (% of total shares outstanding)	949,552 (51.62%)	950,737 (51.68%)	934,377 (50.79%)

Abstain	227,608	228,405	242,305

No response	662,440	660,458	662,918

Item 8.01	Other Events.

On January 21, 2011, the Company issued a press release announcing that it had extended its consent solicitation from the holders of the Trust Preferred Securities. The consent solicitation was initially scheduled to expire on November 19, 2010, 5:00 p.m. New York City time, was previously extended until January 21, 2011, 5:00 p.m. New York City time, and was extended again until February 4, 2011, 5:00 p.m. New York City time in order to give the holders of the Trust’s trust preferred securities adequate time and opportunity to evaluate the proposed amendments and submit their response. The consent solicitation terminated on January 26, 2011 after receipt by the Company and the Trustee of validly executed consents from the holders of a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

4.1	First Supplemental Indenture, dated as of January 26, 2011, between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee – filed herewith.

4.2
First Amendment to the Amended and Restated Trust Agreement of First Preferred Capital Trust IV, dated January 26, 2011, among the Company, The Bank of New York Mellon Trust Company, N.A., as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein –filed herewith.

4.3
First Amendment to Preferred Securities Guarantee Agreement, dated as of January 26, 2011, between the Company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee – filed herewith.

99.1	Press Release issued on January 21, 2011 – filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	January 27, 2011	By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
4.1	First Supplemental Indenture, dated as of January 26, 2011, between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2
First Amendment to the Amended and Restated Trust Agreement of First Preferred Capital Trust IV, dated January 26, 2011, among the Company, The Bank of New York Mellon Trust Company, N.A., as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein.

4.3	First Amendment to Preferred Securities Guarantee Agreement, dated as of January 26, 2011, between the Company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee.

99.1	Press Release issued on January 21, 2011.